SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) : February 13, 2004

CONTINUCARE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-12115	59-2716023

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CONTINUCARE CORPORATION
80 S.W. 8th Street
Suite 2350
Miami, Florida 33130

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code	(305) 350-7515

Item 2. Acquisition or Disposition of Assets

On February 7, 2004, Continucare Corporation (“Continucare”) completed its previously announced disposition of its home health agencies. The disposition occurred in transactions with three entities that acquired substantially all of Continucare’s existing home health operations. In transactions with United Home Care Services, Inc and TLC Medicare Services of Dade, Inc., Continucare transferred the employees and patients of its Medicare certified home health agencies in Broward and Miami-Dade counties, Florida, respectively, with no assets or liabilities transferred. In the third transaction, Continucare sold the stock of its private duty home health agency subsidiary to LCKC Partners, Inc. (“LCKC”) for a cash purchase price of $9,000. LCKC is owned by two employees of the disposed subsidiary. The cash purchase price approximated the net book value of the fixed assets included in the transaction. Continucare retained all of the accounts receivables of its home health operations. All obligations for payables existing as of the date of sale remain the obligation of Continucare. Continucare recorded a charge in connection with the disposition of its home health operations of $457,000 during the second quarter of Fiscal 2004. This charge primarily related to the write-off of goodwill and other assets. Additional charges for severance costs and accruals for lease obligations of approximately $0.2 million to $0.3 million will be expensed in accordance with the guidance of Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” The majority of these additional charges are expected to be recorded in the third quarter of Fiscal 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

The historical financial statements included in the Company’s Form 10-Q for the three-month and six-month periods ended December 31, 2003 include the effects of the disposition of the Company’s home health operations. Accordingly, the preparation of pro forma information in accordance with regulation S-X Article 11 is not required to be included in this filing.

(c)	Exhibits

2.1	Letter Agreement, dated as of December 15, 2003, by and among Maxicare, Inc. and United Home Care Services, Inc.

2.2	Letter Agreement, dated as of December 15, 2003, by and among Sunset Harbor Home Health, Inc. and TLC Medicare Services of Dade, Inc d/b/a Tender Loving Care.

2.3	Stock Purchase Agreement, dated as of December 15, 2003, by and among Continucare Home Health Services, Inc. and LCKC Partners, Inc., Karen Cook and Lisa Cooper.

2.4	Addendum to Stock Purchase Agreement, dated as of February 7, 2004, by and among Continucare Home Health Services, Inc. and LCKC Partners, Inc., Karen Cook and Lisa Cooper.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION

Date: February 13, 2004	By: /s/ Richard C. Pfenniger, Jr.

Richard C. Pfenniger, Jr. Chief Executive Officer and President

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Index to Exhibits

Exhibit No.	Exhibit Title

2.1	Letter Agreement, dated as of December 15, 2003, by and among Maxicare, Inc. and United Home Care Services, Inc.

2.2	Letter Agreement, dated as of December 15, 2003, by and among Sunset Harbor Home Health, Inc. and TLC Medicare Services of Dade, Inc. d/b/a Tender Loving Care.

2.3	Stock Purchase Agreement, dated December 15, 2003, by and among Continucare Home Health Services, Inc. and LCKC Partners, Inc., Karen Cook and Lisa Cooper.

2.4	Addendum to Stock Purchase Agreement, dated as of February 7, 2004, by and among Continucare Home Health Services, Inc. and LCKC Partners, Inc., Karen Cook and Lisa Cooper.

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